Exhibit (d)(1)(xxiii)

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED INVESTMENT MANAGEMENT

AGREEMENT

This first amendment (the “Amendment”) to the Second Amended and Restated Investment Management Agreement is made as of the 1st day of April, 2015 by and between AQR Funds (“Trust”), on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into an Investment Management Agreement dated and effective as of June 10, 2010, as amended (the “Agreement”); and

WHEREAS, the parties hereto entered into an Amended and Restated Investment Management Agreement dated and effective as of May 1, 2014 (the “Amended and Restated Agreement) in order to add additional Funds to, and amend the terms of, Exhibit A; and

WHEREAS, the parties hereto entered into a Second Amended and Restated Investment Management Agreement dated and effective as of November 7, 2014 (the “Second Amended and Restated Agreement”) in order to amend the terms included in Section 3 of the Agreement; and

WHEREAS, the parties hereto wish to amend Exhibit A of the Second Amended and Restated Agreement in order to add additional Funds to Exhibit A.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, Trust and AQR agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A of the Second Amended and Restated Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2. Except as modified hereby, the Second Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Bradley Asness
	Name: Nicole DonVito		Name: Bradley Asness
	Title: Chief Legal Officer and Vice President		Title: Chief Legal Officer and Principal

EXHIBIT A

(Amended as of April 1, 2015)

Name of Series	Commencement Date	Advisory Fee
		Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 7 of the Agreement.
AQR Risk Parity Fund	June 10, 2010	0.75% on the first $1 billion of assets
		0.70% on assets in excess of $1 billion
AQR Diversified Arbitrage Fund	October 1, 2010	1.00%
AQR Multi-Strategy Alternative Fund	July 18, 2011	1.80%
AQR Long-Short Equity Fund	July 16, 2013	1.10%
AQR Managed Futures Strategy HV Fund	July 16, 2013	1.45%
AQR Style Premia Alternative Fund	October 30, 2013	1.35%
AQR Managed Futures Strategy Fund	January 5, 2010	1.05%
AQR Risk Parity II MV Fund	November 5, 2012	0.75% on the first $1 billion in assets
		0.725% on assets in excess of $1 billion up to $3 billion
		0.70% on assets in excess of $3 billion
AQR Risk Parity II HV Fund	November 5, 2012	0.95% on the first $1 billion in assets
		0.925% on assets in excess of $1 billion up to $3 billion
		0.90% on assets in excess of $3 billion
AQR Risk-Balanced Commodities Strategy Fund	July 9, 2012	0.80%
AQR Global Macro Fund	April 8, 2014	1.25%
AQR Equity Market Neutral Fund	September 17, 2014	1.10%
AQR Style Premia Alternative LV Fund	October 7, 2014	0.65%

AQR Large Cap Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.40%
AQR Small Cap Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.50%
AQR International Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.50%
AQR Emerging Momentum Style Fund	May 13, 2014	0.65%
AQR TM Large Cap Momentum Style Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.40%
AQR TM Small Cap Momentum Style Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.50%
AQR TM International Momentum Style Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.50%
AQR Large Cap Defensive Style Fund	July 9, 2012	0.40%
AQR International Defensive Style Fund	July 9, 2012	0.50%
AQR Emerging Defensive Style Fund	July 9, 2012	0.65%
AQR Large Cap Multi-Style Fund	March 26, 2013	0.45%
AQR Small Cap Multi Style Fund	March 26, 2013	0.60%
AQR International Multi-Style Fund	March 26, 2013	0.55%
AQR Emerging Multi-Style Fund	May 13, 2014	0.70%
AQR TM Large Cap Multi-Style Fund	February 12, 2015	0.45%
AQR TM Small Cap Multi-Style Fund	February 12, 2015	0.60%
AQR TM International Multi-Style Fund	February 12, 2015	0.55%
AQR TM Emerging Multi-Style Fund	February 12, 2015	0.70%